  As filed with the Securities and Exchange Commission on September 15, 1999
                                                      Registration No. 33-33177
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           SCOTT TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 52-1297376
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                       5975 Landerbrook Drive, Suite 250
                         Mayfield Heights, Ohio 44124
         (Address of Principal Executive Offices, Including Zip Code)

                            ----------------------

      SCOTT TECHNOLOGIES, INC. 401(k) SAVING PLAN FOR SALARIED EMPLOYEES

                           (Full Title of the Plan)

                                   Copy to:

         Debra L. Kackley, Esq.                    Douglas A. Neary, Esq.
  Vice President, General Counsel and          Calfee, Halter & Griswold LLP
          Corporate Secretary                 1400 McDonald Investment Center
        Scott Technologies, Inc.                    800 Superior Avenue
   5975 Landerbrook Drive, Suite 250               Cleveland, Ohio 44114
      Mayfield Heights, Ohio 44124                     (216) 622-8200
             (440) 446-1333

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------ ----------------- --------------------- --------------------- -------------------
------------------------------------ ----------------- --------------------- --------------------- -------------------
             Title Of                                    Proposed Maximum      Proposed Maximum
            Securities                    Amount        Offering Price Per    Aggregate Offering       Amount Of
               To Be                      To Be               Share                 Price             Registration
          Registered (1)                Registered                                                        Fee
------------------------------------ ----------------- --------------------- --------------------- -------------------
Interests In Plan ..............           N/A                 N/A                   N/A                  N/A
------------------------------------ ----------------- --------------------- --------------------- -------------------
Common Stock, par value $.10 per
share ..........................           N/A                 N/A                   N/A                  N/A
------------------------------------ ----------------- --------------------- --------------------- -------------------
------------------------------------ ----------------- --------------------- --------------------- -------------------

(1) This Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 is filed to reflect amendments to the terms and conditions of the Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees (the "Plan"). No additional Common Stock or Interests in the Plan are being registered.

          This Amendment No. 3 hereby amends Registration Statement on Form S-8 (Commission File No. 33-33177), as amended by Post-effective Amendment No. 1, dated January 17, 1996 and Post-effective Amendment No. 2, dated January 8, 1999 (the "Registration Statement"), to reflect all other changes to the Plan embodied in Amendments Nos. 1, 2 and 3 to the Plan filed as exhibits herewith.

          Pursuant to General Instruction E to Form S-8, the remaining contents of the Registration Statement are hereby incorporated by reference.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this Amendment No. 3 shall be deemed to be modified or superseded for purposes of this Amendment No. 3 to the extent that a statement contained in this Amendment No. 3 or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Amendment No. 3 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment No. 3.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, this 13th day of September, 1999.

                                       SCOTT TECHNOLOGIES, INC.

                                       By: /s/ Debra L. Kackley
                                           ------------------------------------
                                           Debra L. Kackley,
                                           Vice President, General Counsel and
                                           Corporate Secretary

                                EXHIBIT INDEX

Exhibit Number                         Description
      3.1         Amended and Restated Certificate of Incorporation of             (1)
                  the Company.

     3.1.1        Certificate of Designations, Preferences, Related Rights,        (2)
                  Qualifications, Limitations and Restrictions of Series A
                  Junior Participating Preferred Shares.

      3.2         Amended and Restated By-Laws of the Company.                     (3)

       4          Rights Agreement, Dated as of December 15, 1998, between         (4)
                  Scott Technologies, Inc. and National City Bank, as Rights
                  Agent.

      4.1         Scott  Technologies, Inc. 401(k) Savings Plan for                (5)
                  Salaried Employees.

     4.1.1        Amendment No. 1 to Scott Technologies, Inc. 401(k) Savings
                  Plan for Salaried Employees.

     4.1.2        Amendment No. 2 to Scott Technologies, Inc. 401(k) Savings
                  Plan for Salaried Employees.

     4.1.3        Amendment No. 3 to Scott Technologies, Inc. 401(k) Savings
                  Plan for Salaried Employees.

      4.2         Indenture, dated as of October 1, 1989, between Figgie           (6)
                  International Inc. (n/k/a Scott Technologies, Inc.) and
                  Continental Bank, National Association (n/k/a State Street
                  Trust), as Trustee, with respect to the 9.875% Senior Notes due October 1, 1999.

      4.3         Second Supplemental Indenture, dated as of December 31,          (7)
                  1986, among Figgie International Inc. (n/k/a Scott
                  Technologies, Inc.) and Marine Midland Bank, N.A., as
                  Trustee, with respect to the 10.375% Subordinated
                  Debentures due April 1, 1998.

      4.4         First Supplemental Indenture, dated as of July 18, 1983,         (8)
                  among Figgie International Inc. (n/k/a Scott Technologies,
                  Inc.), Figgie International Holdings Inc., and Marine
                  Midland Bank, N.A., as Trustee with respect to the 10-3/8%
                  Subordinated Debentures due 1998, along with the Original
                  Indenture dated as of April 1, 1978.

     ++5.1 Opinion of Calfee, Halter & Griswold LLP regarding the validity of the securities being registered.

     ++23.1       Consent of Arthur Andersen LLP.

     ++23.2       Consent of Calfee, Halter & Griswold LLP.

Exhibit Number                         Description
     ++24.1       Power of Attorney and related Certified Resolution.

--------------
++ Previously filed.

(1) Incorporated herein by reference to Exhibit 3.1 of the Company's Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(2) Incorporated herein by reference to Exhibit 3.1.1 of the Company's Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(3) Incorporated herein by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(4) Incorporated herein by reference to Exhibit 4 of the Company's Current Report on Form 8-K, dated December 15, 1998 (File No. 1-8591).

(5) Incorporated herein by reference to Exhibit 4.1 of the Company's Post-Effective Amendment No. 2 to Form S-8, filed January 8, 1999 (File No. 33-33177).

(6) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 (File No. 1-8591).

(7) Incorporated herein by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1986 (File No. 1-8591).

(8) Incorporated herein by reference to Exhibit 3(4)(f) to the Company's Form 8-B filed October 19, 1983 (File No. 1-8591).